Exhibit 99(a)(iii)
                                                            ------------------



                   THE GABELLI GLOBAL MULTIMEDIA TRUST INC.

                            ARTICLES SUPPLEMENTARY

                       CREATING AND FIXING THE RIGHTS OF

                 [__]% SERIES B CUMULATIVE PREFERRED STOCK OF

                   THE GABELLI GLOBAL MULTIMEDIA TRUST INC.

         The Gabelli Global Multimedia Trust Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

         FIRST: The Board of Directors of the Corporation, at a meeting duly convened and held on February 19, 2003, pursuant to authority expressly vested in it by Article V of the Charter of the Corporation, adopted a resolution designating [__] authorized and unissued shares of Preferred Stock as "[__]% Series B Cumulative Preferred Stock" (the "Series B Preferred Stock").

         SECOND: The preferences, voting powers, rights, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares of the Series B Preferred Stock of the Corporation as set by the Board of Directors are as follows:

                                   ARTICLE I

                                  DEFINITIONS

         Unless the context or use indicates another or different meaning or intent, each of the following terms when used in these Articles Supplementary shall have the meaning ascribed to it below, whether such term is used in the singular or plural and regardless of tense:

         "Accountant's Confirmation" means a letter from an Independent Accountant delivered to Moody's with respect to certain Basic Maintenance Reports substantially to the effect that:

         (a) the Independent Accountant has read the Basic Maintenance Report or Reports prepared by the Administrator during the referenced calendar year that are referred to in such letter;

         (b) with respect to the issue size compliance, issuer diversification and industry diversification calculations, such calculations and the resulting Market Value of the Moody's Eligible Assets included in the Reports and the Adjusted Value of the Moody's Eligible Assets included in the Reports are numerically correct;

         (c) with respect to the excess or deficiency of the Adjusted Value of the Moody's Eligible Assets included in the Reports when compared to the Basic Maintenance Amount calculated for Moody's, the results of the calculation set forth in the Reports have been recalculated and are numerically correct;

         (d) with respect to the Moody's and S&P ratings on corporate evidences of indebtedness, convertible corporate evidences of indebtedness and preferred stock listed in the Reports, that information has been traced and agrees with the information provided directly or indirectly by the respective rating agencies (in the event such information does not agree or such information is not listed in the accounting records of the Corporation, the Independent Accountants will inquire of the rating agencies what such information is and provide a listing in their letter of such differences, if any);

         (e) with respect to issuer name and coupon or dividend rate listed in the Reports, that information has been traced and agrees with information listed in the accounting records of the Corporation;

         (f) with respect to issue size listed in the Reports, that information has been traced and agrees with information provided by a Pricing Service or such other services as Moody's may authorize from time to time;

         (g) with respect to the prices (or alternative permissible factors used in calculating the Market Value as provided by these Articles Supplementary) provided by the Administrator of the Corporation's assets for purposes of valuing securities in the portfolio, the Independent Accountant has traced the price used in the Reports to the price provided by such Administrator (in accordance with the procedures provided in these Articles Supplementary) and verified that such information agrees (in the event such information does not agree, the Independent Accountants will provide a listing in their letter of such differences); and

         (h) with respect to the description of each security included in the Reports, the description of Moody's Eligible Assets has been compared to the definition of Moody's Eligible Assets contained in these Articles Supplementary, and the description as appearing in the Reports agrees with the definition of Moody's Eligible Assets as described in these Articles Supplementary.

         Each such letter may state that: (i) such Independent Accountant has made no independent verification of the accuracy of the description of the investment securities listed in the Reports or the Market Value of those securities nor has it performed any procedures other than those specifically outlined above for the purposes of issuing such letter; (ii) unless otherwise stated in the letter, the procedures specified therein were limited to a comparison of numbers or a verification of specified computations applicable to numbers appearing in the Reports and the schedule(s) thereto; (iii) the foregoing procedures do not constitute an examination in accordance with generally accepted auditing standards and the Reports contained in the letter do not extend to any of the Corporation's financial statements taken as a whole; (iv) such Independent Accountant does not express an opinion as to whether such procedures would enable such Independent Accountant to determine that the methods followed in the preparation of the Reports would correctly determine the Market Value or Discounted Value of the investment portfolio; and (v) accordingly, such Independent Accountant expresses no opinion as to the information set forth in the Reports or in the schedule(s) thereto and makes no representation as to the sufficiency of the procedures performed for the purposes of these Articles Supplementary.

         Such letter shall also state that the Independent Accountant is an "independent accountant" with respect to the Corporation within the meaning of the Securities Act of 1933, as amended, and the related published rules and regulations thereunder.

         "Adjusted Value" of each Moody's Eligible Asset shall be computed as follows:

         (a) cash shall be valued at 100% of the face value thereof; and

         (b) all other Moody's Eligible Assets shall be valued at the Discounted Value thereof; and

         (c) each asset that is not a Moody's Eligible Asset shall be valued at zero.

         "Administrator" means the other party to the Administration Agreement with the Corporation which shall initially be Gabelli Funds, LLC.

         "ADRs" means U.S. dollar-denominated American Depository Receipts.

         "Adviser" means Gabelli Funds, LLC, a New York limited liability company, or such other person as shall be serving as the investment adviser of the Corporation.

         "Annual Valuation Date" means the Valuation Date each calendar year so designated by the Corporation, commencing in the calendar year 2003.

         "Asset Coverage" means asset coverage, as determined in accordance with Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Corporation which are stock, including all Outstanding shares of Series B Preferred Stock (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common stock), determined on the basis of values calculated as of a time within 48 hours (not including Saturdays, Sundays or holidays) next preceding the time of such determination.

         "Basic Maintenance Amount" means, as of any Valuation Date, the dollar amount equal to (a) the sum of (i) the product of the number of shares of each class or series of Preferred Stock Outstanding on such Valuation Date multiplied by the Liquidation Preference per share; (ii) to the extent not included in (i) the aggregate amount of cash dividends (whether or not earned or declared) that will have accumulated for each Outstanding share of Preferred Stock from the most recent Dividend Payment Date to which dividends have been paid or duly provided for (or, in the event the Basic Maintenance Amount is calculated on a date prior to the initial Dividend Payment Date with respect to a class or series of the Preferred Stock, then from the Date of Original Issue) through the Valuation Date plus all dividends to accumulate on the Preferred Stock then Outstanding during the 70 days following such Valuation Date or, if less, during the number of days following such Valuation Date that shares of Preferred Stock called for redemption are scheduled to remain Outstanding; (iii) the Corporation's other liabilities due and payable as of such Valuation Date (except that dividends and other distributions payable by the Corporation on Common Stock shall not be included as a liability) and such liabilities projected to become due and payable by the Corporation during the 90 days following such Valuation Date (excluding liabilities for investments to be purchased and for dividends and other distributions not declared as of such Valuation Date); and (iv) any current liabilities of the Corporation as of such Valuation Date to the extent not reflected in (or specifically excluded by) any of (a)(i) through (a)(iii) (including, without limitation, and immediately upon determination, any amounts due and payable by the Corporation pursuant to reverse repurchase agreements and any payables for assets purchased as of such Valuation Date) less (b)(i) the Adjusted Value of any of the Corporation's assets or (ii) the face value of any of the Corporation's assets if, in the case of both (b)(i) and (b)(ii), such assets are either cash or evidences of indebtedness which mature prior to or on the date of redemption or repurchase of shares of Preferred Stock or payment of another liability and are either U.S. Government Obligations or evidences of indebtedness which have a rating assigned by Moody's of at least Aaa, P-1, VMIG-1 or MIG-1 or by S&P of at least AAA, SP-1+ or A-1+, and are irrevocably held by the Corporation's custodian bank in a segregated account or deposited by the Corporation with the Dividend-Disbursing Agent for the payment of the amounts needed to redeem or repurchase Preferred Stock subject to redemption or repurchase or any of
(a)(ii) through (a)(iv); and provided that in the event the Corporation has repurchased Preferred Stock and irrevocably segregated or deposited assets as described above with its custodian bank or the Dividend-Disbursing Agent for the payment of the repurchase price the Corporation may deduct 100% of the Liquidation Preference of such Preferred Stock to be repurchased from (a) above. Basic Maintenance Amount shall, for purposes of these Articles Supplementary, have a correlative meaning with respect to any other class or series of Preferred Stock.

         "Basic Maintenance Amount Cure Date" means, with respect to the Series B Preferred Stock, 10 Business Days following a Valuation Date, such date being the last day upon which the Corporation's failure to comply with paragraph 5(a)(ii)(A) of Article II hereof could be cured, and for the purposes of these Articles Supplementary shall have a correlative meaning with respect to any other class or series of Preferred Stock.

         "Basic Maintenance Report" or "Report" means, with respect to the Series B Preferred Stock, a report prepared by the Administrator which sets forth, as of the related Valuation Date, Moody's Eligible Assets sufficient to meet or exceed the Basic Maintenance Amount, the Market Value and Discounted Value thereof (seriatim and in the aggregate), and the Basic Maintenance Amount, and for the purposes of these Articles Supplementary shall have a correlative meaning with respect to any other class or series of Preferred Stock.

         "Board of Directors" means the Board of Directors of the Corporation or any duly authorized committee thereof as permitted by applicable law.

         "Business Day" means a day on which the New York Stock Exchange is open for trading and that is neither a Saturday, Sunday nor any other day on which banks in The City of New York, New York are authorized by law to close.

         "Charter" means the Articles of Amendment and Restatement of the Corporation, as amended, supplemented (including these Articles
Supplementary), as filed with the State Department of Assessments and Taxation of the State of Maryland.

         "Common Stock" means the Common Stock, par value $.001 per share, of the Corporation.

         "Corporation" means The Gabelli Global Multimedia Trust Inc., a Maryland corporation.

         "Cure Date" shall have the meaning set forth in paragraph 3(a)(i) of
Article II hereof.

         "Date of Original Issue" means [__], and for the purposes of these Articles Supplementary shall have a correlative meaning with respect to any other class or series of Preferred Stock.

         "Deposit Assets" means cash, Short-Term Money Market Instruments and U.S. Government Obligations. Except for determining whether the Corporation has Moody's Eligible Assets with an Adjusted Value equal to or greater than the Basic Maintenance Amount, each Deposit Asset shall be deemed to have a value equal to its principal or face amount payable at maturity plus any interest payable thereon after delivery of such Deposit Asset but only if payable on or prior to the applicable payment date in advance of which the relevant deposit is made.

         "Discounted Value" means, as applicable, (a) the quotient of the Market Value of an Eligible Asset divided by the applicable Discount Factor or
(b) such other formula for determining the discounted value of an Eligible Asset as may be established by an applicable Rating Agency, provided, in either case that with respect to an Eligible Asset that is currently callable, Discounted Value will be equal to the applicable quotient or product as calculated above or the call price, whichever is lower, and that with respect to an Eligible Asset that is prepayable, Discounted Value will be equal to the applicable quotient or product as calculated above or the par value, whichever is lower

         "Dividend-Disbursing Agent" means, with respect to the Series B Preferred Stock, EquiServe Trust Company, N.A. and its successors or any other dividend-disbursing agent appointed by the Corporation and, with respect to any other class or series of Preferred Stock, the Person appointed by the Corporation as dividend-disbursing or paying agent with respect to such class or series.

         "Dividend Payment Date" means with respect to the Series B Preferred Stock, any date on which dividends declared by the Board of Directors thereon are payable pursuant to the provisions of paragraph 1(a) of Article II of these Articles Supplementary and shall for the purposes of these Articles Supplementary have a correlative meaning with respect to any other class or series of Preferred Stock.

         "Dividend Period" shall have the meaning set forth in paragraph 1(a) of Article II hereof, and for the purposes of these Articles Supplementary shall have a correlative meaning with respect to any other class or series of Preferred Stock.

         "Independent Accountant" means a nationally recognized accountant, or firm of accountants, that is with respect to the Corporation an independent public accountant or firm of independent public accountants under the Securities Act of 1933, as amended.

         "Liquidation Preference" shall, with respect to the Series B Preferred Stock, have the meaning set forth in paragraph 2(a) of Article II hereof, and for the purposes of these Articles Supplementary shall have a correlative meaning with respect to any other class or series of Preferred Stock.

         "Market Value" means the amount determined by the Corporation with respect to Moody's Eligible Assets in accordance with valuation policies adopted from time to time by the Board of Directors as being in compliance with the requirements of the 1940 Act.

                  Notwithstanding the foregoing, "Market Value" may, at the option of the Corporation with respect to any of its assets, mean the amount determined with respect to specific Moody's Eligible Assets of the Corporation in the manner set forth below:

         (a) as to any common or preferred stock which is a Moody's Eligible Asset, (i) if the stock is traded on a national securities exchange or quoted on the Nasdaq System, the last sales price reported on the Valuation Date or (ii) if there was no reported sales price on the Valuation Date, the lower of two bid prices for such stock provided to the Administrator by two recognized securities dealers with minimum capitalizations of $25,000,000 (or otherwise approved for such purpose by Moody's) or by one such securities dealer and any other source (provided that the utilization of such source would not adversely affect Moody's then-current rating of the Series B Preferred Stock), at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Corporation by any such means by such Administrator, or, if two bid prices cannot be obtained, such Moody's Eligible Asset shall have a Market Value of zero;

         (b) as to any U.S. Government Obligation, Short Term Money Market Instrument (other than demand deposits, federal funds, bankers' acceptances and next Business Day repurchase agreements) and commercial paper with a maturity of greater than 60 days, the product of (i) the principal amount (accreted principal to the extent such instrument accretes interest) of such instrument, and (ii) the lower of the bid prices for the same kind of instruments having, as nearly as practicable, comparable interest rates and maturities provided by two recognized securities dealers having a minimum capitalization of $25,000,000 (or otherwise approved for such purpose by Moody's) or by one such dealer and any other source (provided that the utilization of such source would not adversely affect Moody's then-current rating of the Series B Preferred Stock) to the Administrator, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Corporation by any such means by such Administrator, or, if two bid prices cannot be obtained, such Moody's Eligible Asset will have a Market Value of zero;

         (c) as to cash, demand deposits, federal funds, bankers' acceptances and next Business Day repurchase agreements included in Short-Term Money Market Instruments, the face value thereof;

         (d) as to any U.S. Government Obligation, Short-Term Money Market Instrument or commercial paper with a maturity of 60 days or fewer, amortized cost unless the Board of Directors determines that such value does not constitute fair value;

         (e) as to any other evidence of indebtedness which is a Moody's Eligible Asset, (i) the product of (A) the unpaid principal balance of such indebtedness as of the Valuation Date and
                  (B)(1) if such indebtedness is traded on a national securities exchange or quoted on the Nasdaq System, the last sales price reported on the Valuation Date or (2) if there was no reported sales price on the Valuation Date or if such indebtedness is not traded on a national securities exchange or quoted on the Nasdaq System, the lower of two bid prices for such indebtedness provided by two recognized dealers with a minimum capitalization of $25,000,000 (or otherwise approved for such purpose by Moody's) or by one such dealer and any other source (provided that the utilization of such source would not adversely affect Moody's then-current rating of the Series B Preferred Stock) to the Administrator, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Corporation by any such means by such Administrator, plus
                  (ii) accrued interest on such indebtedness.

         "Moody's" means Moody's Investors Service, Inc., or its successors at law. In the event that Moody's is no longer rating the Series B Preferred Stock at the request of the Corporation, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Corporation.

         "Moody's Discount Factor" means, with respect to a Moody's Eligible Asset specified below, the following applicable number:


                                                                                  Moody's
Type of Moody's Eligible Asset:                                               Discount Factor:
---------------------------------------------------------------------- -------------------------------

Short Term Money Market Instruments (other than U.S. Government
Obligations set forth below) and other commercial paper:

     U.S. Treasury Securities with final maturities that are less than or equal to 60 days.....................

                                                                                    1.00

---------------------------------------------------------------------- -------------------------------

     Demand or time deposits, certificates of deposit and bankers'
     acceptances includible in Short Term Money Market Instruments                  1.00
---------------------------------------------------------------------- -------------------------------

     Commercial paper rated P-1 by Moody's maturing in 30 days or
     less.........................................................                  1.00
---------------------------------------------------------------------- -------------------------------

     Commercial paper rated P-1 by Moody's maturing in more than 30
     days but in 270 days or less.................................                  1.15
---------------------------------------------------------------------- -------------------------------

     Commercial paper rated A-1+ by S&P maturing in 270 days or less                1.25
---------------------------------------------------------------------- -------------------------------

     Repurchase obligations includible in Short Term Money Market

     Instruments if term is less than 30 days and counterparty is                   1.00
     rated at least A2............................................
---------------------------------------------------------------------- -------------------------------

     Other repurchase obligations.................................     Discount Factor applicable to
                                                                             underlying assets
---------------------------------------------------------------------- -------------------------------

U.S. Common Stocks and Common Stocks of foreign issuers for which

ADR's are traded..................................................                  3.00
---------------------------------------------------------------------- -------------------------------

Common Stocks of foreign issuers (in existence for at least five
years) for which no ADR's are traded..............................                  4.00
---------------------------------------------------------------------- -------------------------------

Convertible Preferred Stocks......................................                  3.00
---------------------------------------------------------------------- -------------------------------

Preferred stocks:

---------------------------------------------------------------------- -------------------------------

     Auction rate preferred stocks................................                  3.50
---------------------------------------------------------------------- -------------------------------

     Other preferred stocks issued by issuers in the financial and
     industrial industries........................................                  1.62
---------------------------------------------------------------------- -------------------------------

     Other preferred stocks issued by issuers in the utilities
     industry.....................................................                  1.40
---------------------------------------------------------------------- -------------------------------

U.S. Government Obligations (other than U.S. Treasury Securities Strips set forth below) with remaining terms to maturity of:

---------------------------------------------------------------------- -------------------------------

     1 year or less...............................................                  1.04
---------------------------------------------------------------------- -------------------------------

     2 years or less..............................................                  1.09
---------------------------------------------------------------------- -------------------------------

     3 years or less..............................................                  1.12
---------------------------------------------------------------------- -------------------------------

     4 years or less..............................................                  1.15
---------------------------------------------------------------------- -------------------------------

     5 years or less..............................................                  1.18
---------------------------------------------------------------------- -------------------------------

     7 years of less..............................................                  1.21
---------------------------------------------------------------------- -------------------------------

     10 years or less.............................................                  1.24
---------------------------------------------------------------------- -------------------------------

     15 years or less.............................................                  1.25
---------------------------------------------------------------------- -------------------------------

     20 years or less.............................................                  1.26
---------------------------------------------------------------------- -------------------------------

     30 years or less.............................................                  1.26
---------------------------------------------------------------------- -------------------------------

U.S. Treasury Securities Strips with remaining terms to maturity of:

---------------------------------------------------------------------- -------------------------------

     1 year or less...............................................                  1.04
---------------------------------------------------------------------- -------------------------------

     2 years or less..............................................                  1.10
---------------------------------------------------------------------- -------------------------------

     3 years or less..............................................                  1.14
---------------------------------------------------------------------- -------------------------------

     4 years or less..............................................                  1.18
---------------------------------------------------------------------- -------------------------------

     5 years or less..............................................                  1.21
---------------------------------------------------------------------- -------------------------------

     7 years or less..............................................                  1.27
---------------------------------------------------------------------- -------------------------------

     10 years or less.............................................                  1.34
---------------------------------------------------------------------- -------------------------------

     15 years or less.............................................                  1.45
---------------------------------------------------------------------- -------------------------------

     20 years or less.............................................                  1.54
---------------------------------------------------------------------- -------------------------------

     30 years or less.............................................                  1.66
---------------------------------------------------------------------- -------------------------------

Corporate evidences of indebtedness:
---------------------------------------------------------------------- -------------------------------

     Corporate evidences of indebtedness rated at least Aaa3 with remaining terms to maturity of:

---------------------------------------------------------------------- -------------------------------

         1 year or less...........................................                  1.10
---------------------------------------------------------------------- -------------------------------

         2 years or less..........................................                  1.13
---------------------------------------------------------------------- -------------------------------

         3 years or less..........................................                  1.18
---------------------------------------------------------------------- -------------------------------

         4 years or less..........................................                  1.21
---------------------------------------------------------------------- -------------------------------

         5 years or less..........................................                  1.23
---------------------------------------------------------------------- -------------------------------

         7 years or less..........................................                  1.27
---------------------------------------------------------------------- -------------------------------

         10 years or less.........................................                  1.30
---------------------------------------------------------------------- -------------------------------

         15 years or less.........................................                  1.31
---------------------------------------------------------------------- -------------------------------

         20 years or less.........................................                  1.32
---------------------------------------------------------------------- -------------------------------

         30 years or less.........................................                  1.33
---------------------------------------------------------------------- -------------------------------

     Corporate evidences of indebtedness rated at least Aa3 with remaining terms to maturity of:

---------------------------------------------------------------------- -------------------------------

         1 year or less...........................................                  1.15
---------------------------------------------------------------------- -------------------------------

         2 years of less..........................................                  1.20
---------------------------------------------------------------------- -------------------------------

         3 years or less..........................................                  1.23
---------------------------------------------------------------------- -------------------------------

         4 years or less..........................................                  1.27
---------------------------------------------------------------------- -------------------------------

         5 years or less..........................................                  1.29
---------------------------------------------------------------------- -------------------------------

         7 years or less..........................................                  1.33
---------------------------------------------------------------------- -------------------------------

         10 years or less.........................................                  1.36
---------------------------------------------------------------------- -------------------------------

         15 years or less.........................................                  1.37
---------------------------------------------------------------------- -------------------------------

         20 years or less.........................................                  1.38
---------------------------------------------------------------------- -------------------------------

         30 years or less.........................................                  1.39
---------------------------------------------------------------------- -------------------------------

     Corporate evidences of indebtedness rated at least A3 with remaining terms to maturity of:

---------------------------------------------------------------------- -------------------------------

         1 year or less...........................................                  1.20
---------------------------------------------------------------------- -------------------------------

         2 years or less..........................................                  1.26
---------------------------------------------------------------------- -------------------------------

         3 years or less..........................................                  1.29
---------------------------------------------------------------------- -------------------------------

         4 years or less..........................................                  1.33
---------------------------------------------------------------------- -------------------------------

         5 years or less..........................................                  1.35
---------------------------------------------------------------------- -------------------------------

         7 years or less..........................................                  1.39
---------------------------------------------------------------------- -------------------------------

         10 years or less.........................................                  1.42
---------------------------------------------------------------------- -------------------------------

         15 years or less.........................................                  1.43
---------------------------------------------------------------------- -------------------------------

         20 years or less.........................................                  1.45
---------------------------------------------------------------------- -------------------------------

         30 years or less.........................................                  1.45
---------------------------------------------------------------------- -------------------------------

     Corporate evidences of indebtedness rated at least Baa3 with remaining terms of maturity of:

---------------------------------------------------------------------- -------------------------------

         1 year or less...........................................                  1.25
---------------------------------------------------------------------- -------------------------------

         2 years or less..........................................                  1.31
---------------------------------------------------------------------- -------------------------------

         3 years or less..........................................                  1.35
---------------------------------------------------------------------- -------------------------------

         4 years or less..........................................                  1.38
---------------------------------------------------------------------- -------------------------------

         5 years or less..........................................                  1.41
---------------------------------------------------------------------- -------------------------------

         7 years or less..........................................                  1.45
---------------------------------------------------------------------- -------------------------------

         10 years or less.........................................                  1.48
---------------------------------------------------------------------- -------------------------------

         15 years or less.........................................                  1.50
---------------------------------------------------------------------- -------------------------------

         20 years or less.........................................                  1.51
---------------------------------------------------------------------- -------------------------------

         30 years or less.........................................                  1.52
---------------------------------------------------------------------- -------------------------------

     Corporate evidences of indebtedness rated at least Ba3 with remaining terms of maturity of:

---------------------------------------------------------------------- -------------------------------

         1 year or less...........................................                  1.36
---------------------------------------------------------------------- -------------------------------

         2 years or less..........................................                  1.42
---------------------------------------------------------------------- -------------------------------

         3 years or less..........................................                  1.46
---------------------------------------------------------------------- -------------------------------

         4 years or less..........................................                  1.50
---------------------------------------------------------------------- -------------------------------

         5 years or less..........................................                  1.53
---------------------------------------------------------------------- -------------------------------

         7 years or less..........................................                  1.57
---------------------------------------------------------------------- -------------------------------

         10 years or less.........................................                  1.61
---------------------------------------------------------------------- -------------------------------

         15 years or less.........................................                  1.62
---------------------------------------------------------------------- -------------------------------

         20 years or less.........................................                  1.64
---------------------------------------------------------------------- -------------------------------

         30 years or less.........................................                  1.64
---------------------------------------------------------------------- -------------------------------

     Corporate evidences of indebtedness rated at least B1 and B2 with remaining terms of maturity of:

---------------------------------------------------------------------- -------------------------------

         1 year or less...........................................                  1.46
---------------------------------------------------------------------- -------------------------------

         2 years or less..........................................                  1.53
---------------------------------------------------------------------- -------------------------------

         3 years or less..........................................                  1.57
---------------------------------------------------------------------- -------------------------------

         4 years or less..........................................                  1.61
---------------------------------------------------------------------- -------------------------------

         5 years or less..........................................                  1.65
---------------------------------------------------------------------- -------------------------------

         7 years or less..........................................                  1.70
---------------------------------------------------------------------- -------------------------------

         10 years or less.........................................                  1.73
---------------------------------------------------------------------- -------------------------------

         15 years or less.........................................                  1.75
---------------------------------------------------------------------- -------------------------------

         20 years or less.........................................                  1.76
---------------------------------------------------------------------- -------------------------------

         30 years or less.........................................                  1.77
---------------------------------------------------------------------- -------------------------------

Convertible corporate evidences of indebtedness with senior debt securities rated at least Aa3 issued by the following type of issuers:

---------------------------------------------------------------------- -------------------------------

     Utility......................................................                  1.28
---------------------------------------------------------------------- -------------------------------

     Industrial...................................................                  1.75
---------------------------------------------------------------------- -------------------------------

     Financial....................................................                  1.53
---------------------------------------------------------------------- -------------------------------

     Transportation...............................................                  2.13
---------------------------------------------------------------------- -------------------------------

Convertible corporate evidences of indebtedness with senior debt securities rated at least A3 issued by the following type of issuers:

---------------------------------------------------------------------- -------------------------------

     Utility......................................................                  1.33
---------------------------------------------------------------------- -------------------------------

     Industrial...................................................                  1.80
---------------------------------------------------------------------- -------------------------------

     Financial....................................................                  1.58
---------------------------------------------------------------------- -------------------------------

     Transportation...............................................                  2.18
---------------------------------------------------------------------- -------------------------------

Convertible corporate evidences of indebtedness with senior debt securities rated at least Baa3 issued by the following type of issuers:

---------------------------------------------------------------------- -------------------------------

     Utility......................................................                  1.48
---------------------------------------------------------------------- -------------------------------

     Industrial...................................................                  1.95
---------------------------------------------------------------------- -------------------------------

     Financial....................................................                  1.73
---------------------------------------------------------------------- -------------------------------

     Transportation...............................................                  2.33
---------------------------------------------------------------------- -------------------------------

Convertible corporate evidences of indebtedness with senior debt securities rated at least Ba3 issued by the following type of issuers:

---------------------------------------------------------------------- -------------------------------

     Utility......................................................                  1.49
---------------------------------------------------------------------- -------------------------------

     Industrial...................................................                  1.96
---------------------------------------------------------------------- -------------------------------

     Financial....................................................                  1.74
---------------------------------------------------------------------- -------------------------------

     Transportation...............................................                  2.34
---------------------------------------------------------------------- -------------------------------

Convertible corporate evidences of indebtedness with senior debt securities rated at least B1 or B2 issued by the following type of issuers:

---------------------------------------------------------------------- -------------------------------

     Utility......................................................                  1.59
---------------------------------------------------------------------- -------------------------------

     Industrial...................................................                  2.06
---------------------------------------------------------------------- -------------------------------

     Financial....................................................                  1.84
---------------------------------------------------------------------- -------------------------------

     Transportation...............................................                  2.44
---------------------------------------------------------------------- -------------------------------


         "Moody's Eligible Assets" means:

         (a) cash (including, for this purpose, receivables for investments sold to a counterparty whose senior debt securities are rated at least Baa3 by Moody's or a counterparty approved by Moody's and payable within five Business Days following such Valuation Date and dividends and interest receivable within 70 days on investments);

         (b)      Short-Term Money Market Instruments;

         (c) commercial paper that is not includible as a Short-Term Money Market Instrument having on the Valuation Date a rating from Moody's of at least P-1 and maturing within 270 days;

         (d) preferred stocks (i) which either (A) are issued by issuers whose senior debt securities are rated at least Baa1 by Moody's or (B) are rated at least Baa3 by Moody's or (C) in the event an issuer's senior debt securities or preferred stock is not rated by Moody's, which either (1) are issued by an issuer whose senior debt securities are rated at least A- by S&P or (2) are rated at least A- by S&P and for this purpose have been assigned a Moody's equivalent rating of at least Baa3, (ii) of issuers which have (or, in the case of issuers which are special purpose corporations, whose parent companies have) common stock listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market System, (iii) which have a minimum issue size (when taken together with other of the issuer's issues of similar tenor) of $50,000,000, (iv) which have paid cash dividends consistently during the preceding three-year period (or, in the case of new issues without a dividend history, are rated at least A1 by Moody's or, if not rated by Moody's, are rated at least AA- by S&P), (v) which pay cumulative cash dividends in U.S. dollars, (vi) which are not convertible into any other class of stock and do not have warrants attached, (vii) which are not issued by issuers in the transportation industry and (viii) in the case of auction rate preferred stocks, which are rated at least Aa3 by Moody's, or if not rated by Moody's, AAA by S&P or are otherwise approved in writing by Moody's and have never had a failed auction; provided, however, that for this purpose the aggregate Market Value of the Company's holdings of any single issue of auction rate preferred stock shall not be more than 1% of the Corporation's total assets.

         (e) common stocks (i) (A) which are traded on a nationally recognized stock exchange or in the over-the-counter market,
                  (B) if cash dividend paying, pay cash dividends in U.S. dollars and (C) which may be sold without restriction by the Corporation; provided, however, that (y) common stock which, while a Moody's Eligible Asset owned by the Corporation, ceases paying any regular cash dividend will no longer be considered a Moody's Eligible Asset until 71 days after the date of the announcement of such cessation, unless the issuer of the common stock has senior debt securities rated at least A3 by Moody's and (z) the aggregate Market Value of the Corporation's holdings of the common stock of any issuer in excess of 4% in the case of utility common stock and 6% in the case of non-utility common stock of the aggregate Market Value of the Corporation's holdings shall not be Moody's Eligible Assets, (ii) which are securities denominated in any currency other than the U.S. dollar or securities of issuers formed under the laws of jurisdictions other than the United States, its states and the District of Columbia for which there are dollar-denominated ADRs or their equivalents which are traded in the United States on exchanges or over-the-counter and are issued by banks formed under the laws of the United States, its states or the District of Columbia or (iii) which are securities of issuers formed under the laws of jurisdictions other than the United States (and in existence for at least five years) for which no ADRs are traded; provided, however, that the aggregate Market Value of the Corporation's holdings of securities denominated in currencies other than the U.S. dollar and ADRs in excess of (A) 6% of the aggregate Market Value of the outstanding shares of common stock of such issuer thereof or (B) 10% of the Market Value of the Corporation's Moody's Eligible Assets with respect to issuers formed under the laws of any single such non-U.S. jurisdiction other than Australia, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Spain, Sweden, Switzerland and the United Kingdom, shall not be a Moody's Eligible Asset;

         (f) ADR securities, based on the following guidelines: (i) Sponsored ADR program or (ii) Level II or Level III ADRs. Private placement Rule 144A ADRs are not eligible for collateral consideration. Global GDR programs will be evaluated on a case by case basis;

         (g)      U.S. Government Obligations;

         (h) corporate evidences of indebtedness (i) which may be sold without restriction by the Corporation which are rated at least B3 (Caa subordinate) by Moody's (or, in the event the security is not rated by Moody's, the security is rated at least BB- by S&P and which for this purpose is assigned a Moody's equivalent rating of one full rating category lower), with such rating confirmed on each Valuation Date,
                  (ii) which have a minimum issue size of at least (A) $100,000,000 if rated at least Baa3 or (B) $50,000,000 if rated B or Ba3, (iii) which are not convertible or exchangeable into equity of the issuing corporation and have a maturity of not more than 30 years and (iv) for which, if rated below Baa3 or not rated, the aggregate Market Value of the Company's holdings do not exceed 10% of the aggregate Market Value of any individual issue of corporate evidences of indebtedness calculated at the time of original issuance; and

         (i) convertible corporate evidences of indebtedness (i) which are issued by issuers whose senior debt securities are rated at least B2 by Moody's (or, in the event an issuer's senior debt securities are not rated by Moody's, which are issued by issuers whose senior debt securities are rated at least BB by S&P and which for this purpose is assigned a Moody's equivalent rating of one full rating category lower), (ii) which are convertible into common stocks which are traded on the New York Stock Exchange or the American Stock Exchange or are quoted on the Nasdaq National Market System and (iii) which, if cash dividend paying, pay cash dividends in U.S. dollars; provided, however, that once convertible corporate evidences of indebtedness have been converted into common stock, the common stock issued upon conversion must satisfy the criteria set forth in clause (e) above and other relevant criteria set forth in this definition in order to be a Moody's Eligible Asset;

provided, however, that the Corporation's investments in auction rate preferred stocks described in clause (d) above shall be included in Moody's Eligible Assets only to the extent that the aggregate Market Value of such stocks does not exceed 10% of the aggregate Market Value of all of the Corporation's investments meeting the criteria set forth in clauses (a) through (g) above less the aggregate Market Value of those investments excluded from Moody's Eligible Assets pursuant to the paragraph appearing after clause (j) below; and

         (j) no assets which are subject to any lien or irrevocably deposited by the Corporation for the payment of amounts needed to meet the obligations described in clauses (a)(i) through (a)(iv) of the definition of "Basic Maintenance Amount" may be includible in Moody's Eligible Assets.

         Notwithstanding anything to the contrary in the preceding clauses
(a)-(j), the Corporation's investment in preferred stock, common stock, corporate evidences of indebtedness and convertible corporate evidences of indebtedness shall not be treated as Moody's Eligible Assets except to the extent they satisfy the following diversification requirements (utilizing Moody's Industry and Sub-industry Categories) with respect to the Market Value of the Corporation's holdings:

Issuer:

----------------------------- -------------------------- ---------------------
                                    Non-Utility                 Utility
                                  Maximum Single             Maximum Single
Moody's Rating(1)(2)               Issuer(3)(4)               Issuer(3)(4)
----------------------------- -------------------------- ---------------------
Aaa                                         100%                      100%
----------------------------- -------------------------- ---------------------
Aa                                          20%                        20%
----------------------------- -------------------------- ---------------------
A                                           10%                        10%
----------------------------- -------------------------- ---------------------
CS/CB, Baa(5)                                6%                        4%
----------------------------- -------------------------- ---------------------
Ba                                           4%                        4%
----------------------------- -------------------------- ---------------------
B1/B2                                        3%                        3%
----------------------------- -------------------------- ---------------------
B3 (Caa subordinate)                         2%                        2%
----------------------------- -------------------------- ---------------------


Industry and State:

---------------------- ----------------- ------------------- ------------------
                                              Utility
                           Non-Utility        Maximum              Utility
                         Maximum Single       Single Sub-       Maximum Single
Moody's Rating(1)         Industry(3)      Industry(3)(6)         State(3)
---------------------- ----------------- ------------------- ------------------
Aaa                             100%             100%                 100%
---------------------- ----------------- ------------------- ------------------
Aa                               60%              60%                  20%
---------------------- ----------------- ------------------- ------------------
A                                40%              50%                  10%(7)
---------------------- ----------------- ------------------- ------------------
CS/CB, Baa(5)                    20%              50%                   7%(7)
---------------------- ----------------- ------------------- ------------------
Ba                               12%              12%                   0%
---------------------- ----------------- ------------------- ------------------
B1/B2                             8%               8%                   0%
---------------------- ----------------- ------------------- ------------------
B3 (Caa subordinate)              5%               5%                   0%
---------------------- ----------------- ------------------- ------------------

______________

(1) The equivalent Moody's rating must be lowered one full rating category for preferred stocks, corporate evidences of indebtedness and convertible corporate evidences of indebtedness rated by S&P but not by Moody's.

(2) Corporate evidences of indebtedness from issues ranging $50,000,000 to $100,000,000 are limited to 20% of Moody's Eligible Assets.

(3) The referenced percentages represent maximum cumulative totals only for the related Moody's rating category and each lower Moody's rating category.

(4) Issuers subject to common ownership of 25% or more are considered as one name.

(5) CS/CB refers to common stock and convertible corporate evidences of indebtedness, which are diversified independently from the rating level.

(6) In the case of utility common stock, utility preferred stock, utility evidences of indebtedness and utility convertible evidences of indebtedness, the definition of industry refers to sub-industries (electric, water, hydro power, gas, diversified). Investments in other sub-industries are eligible only to the extent that the combined sum represents a percentage position of the Moody's Eligible Assets less than or equal to the percentage limits in the diversification tables above.

(7) Such percentage shall be 15% in the case of utilities regulated by California, New York and Texas.



         "Moody's Industry Classifications" means for the purposes of determining Moody's Eligible Assets, each of the following industry classifications (or such other classifications as Moody's may from time to time approve for application to the Series B Preferred Stock).

                  1. Aerospace and Defense: Major Contractor, Subsystems, Research, Aircraft Manufacturing, Arms, Ammunition.

                  2. Automobile: Automobile Equipment, Auto-Manufacturing, Auto Parts Manufacturing, Personal Use Trailers, Motor Homes, Dealers.

                  3. Banking: Bank Holding, Savings and Loans, Consumer Credit, Small Loan, Agency, Factoring, Receivables.

                  4. Beverage, Food and Tobacco: Beer and Ale, Distillers, Wines and Liquors, Distributors, Soft Drink Syrup, Bottlers, Bakery, Mill Sugar, Canned Foods, Corn Refiners, Dairy Products, Meat Products, Poultry Products, Snacks, Packaged Foods, Distributors, Candy, Gum, Seafood, Frozen Food, Cigarettes, Cigars, Leaf/Snuff, Vegetable Oil.

                  5. Buildings and Real Estate: Brick, Cement, Climate Controls, Contracting, Engineering, Construction, Hardware, Forest Products (building-related only), Plumbing, Roofing, Wallboard, Real Estate, Real Estate Development, REITs, Land Development.

                  6.    Chemicals, Plastics and Rubber: Chemicals
                        (non-agricultural), Industrial Gases, Sulphur, Plastics, Plastic Products, Abrasives, Coatings, Paints, Varnish, Fabricating Containers.

                  7. Packaging and Glass: Glass, Fiberglass, Containers made of: Glass, Metal, Paper, Plastic, Wood or Fiberglass.

                  8. Personal and Non-Durable Consumer Products (Manufacturing Only): Soaps, Perfumes, Cosmetics, Toiletries, Cleaning Supplies, School Supplies.

                  9.    Diversified/Conglomerate Manufacturing.

                  10.   Diversified/Conglomerate Service.

                  11.   Diversified Natural Resources, Precious Metals and
                        Minerals: Fabricating, Distribution.

                  12. Ecological: Pollution Control, Waste Removal, Waste Treatment and Waste Disposal.

                  13. Electronics: Computer Hardware, Electric Equipment, Components, Controllers, Motors, Household Appliances, Information Service Communication Systems, Radios, TVs, Tape Machines, Speakers, Printers, Drivers, Technology.

                  14. Finance: Investment Brokerage, Leasing, Syndication, Securities.

                  15. Farming and Agriculture: Livestock, Grains, Produce, Agriculture Chemicals, Agricultural Equipment, Fertilizers.

                  16.   Grocery: Grocery Stores, Convenience Food Stores.

                  17. Healthcare, Education and Childcare: Ethical Drugs, Proprietary Drugs, Research, Health Care Centers, Nursing Homes, HMOs, Hospitals, Hospital Supplies, Medical Equipment.

                  18. Home and Office Furnishings, Housewares, and Durable Consumer Products: Carpets, Floor Coverings, Furniture, Cooking, Ranges.

                  19.   Hotels, Motels, Inns and Gaming.

                  20. Insurance: Life, Property and Casualty, Broker, Agent, Surety.

                  21.   Leisure, Amusement, Motion Pictures, Entertainment:
                        Boating, Bowling, Billiards, Musical Instruments, Fishing, Photo Equipment, Records, Tapes, Sports, Outdoor Equipment (Camping), Tourism, Resorts, Games, Toy Manufacturing, Motion Picture Production Theaters, Motion Picture Distribution.

                  22. Machinery (Non-Agricultural, Non-Construction, Non-Electronic): Industrial, Machine Tools, Steam Generators.

                  23. Mining, Steel, Iron and Non-Precious Metals: Coal, Copper, Lead, Uranium, Zinc, Aluminum, Stainless Steel, Integrated Steel, Ore Production, Refractories, Steel Mill Machinery, Mini-Mills, Fabricating, Distribution and Sales of the foregoing.

                  24. Oil and Gas: Crude Producer, Retailer, Well Supply, Service and Drilling.

                  25. Printing, Publishing, and Broadcasting: Graphic Arts, Paper, Paper Products, Business Forms, Magazines, Books, Periodicals, Newspapers, Textbooks, Radio, T.V., Cable Broadcasting Equipment.

                  26. Cargo Transport: Rail, Shipping, Railroads, Rail-car Builders, Ship Builders, Containers, Container Builders, Parts, Overnight Mail, Trucking, Truck Manufacturing, Trailer Manufacturing, Air Cargo, Transport.

                  27. Retail Stores: Apparel, Toy, Variety, Drugs, Department, Mail Order Catalog, Showroom.

                  28. Telecommunications: Local, Long Distance, Independent, Telephone, Telegraph, Satellite, Equipment, Research, Cellular.

                  29. Textiles and Leather: Producer, Synthetic Fiber, Apparel Manufacturer, Leather Shoes.

                  30.   Personal Transportation: Air, Bus, Rail, Car Rental.

                  31.   Utilities: Electric, Water, Hydro Power, Gas.

                  32. Diversified Sovereigns: Semi-sovereigns, Canadian Provinces, Supra-national Agencies.

         The Corporation will use SIC codes in determining which industry classification is applicable to a particular investment in consultation with the Independent Accountant and Moody's, to the extent the Corporation considers necessary.

         "1933 Act" means the Securities Act of 1933, as amended, or any successor statute.

         "1940 Act" means the Investment Company Act of 1940, as amended, or any successor statute.

         "Notice of Redemption" shall have the meaning set forth in paragraph 3(c)(i) of Article II hereof.

         "Outstanding" means, as of any date, Preferred Stock theretofore issued by the Corporation except:

         (a) any such share of Preferred Stock theretofore cancelled by the Corporation or delivered to the Corporation for cancellation;

         (b) any such share of Preferred Stock other than auction rate Preferred Stock as to which a notice of redemption shall have been given and for whose payment at the redemption thereof Deposit Assets in the necessary amount are held by the Corporation in trust for or were paid by the Corporation to the holder of such share pursuant to the Articles Supplementary with respect thereto;

         (c) in the case of auction rate Preferred Stock, any such shares theretofore delivered to the auction agent for cancellation or with respect to which the Corporation has given notice of redemption and irrevocably deposited with the paying agent sufficient funds to redeem such shares; and

         (d) any such share in exchange for or in lieu of which other shares have been issued and delivered.

Notwithstanding the foregoing, (i) for purposes of voting rights (including the determination of the number of shares required to constitute a quorum), any shares of Preferred Stock as to which any subsidiary of the Corporation is the holder will be disregarded and deemed not Outstanding, and (ii) in connection with any auction of shares of auction rate Preferred Stock as to which the Corporation or any Person known to the auction agent to be a subsidiary of the Corporation is the holder will be disregarded and not deemed Outstanding.

         "Person" means and includes an individual, a partnership, the Corporation, a trust, a corporation, a limited liability company, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

         "Preferred Stock" means the preferred stock, par value $.001 per share, of the Corporation, and includes the Series B Preferred Stock.

         "Pricing Service" means any of the following: Bloomberg Financial Service, Bridge Information Services, Data Resources Inc., FT Interactive, International Securities Market Association, Merrill Lynch Securities Pricing Service, Muller Data Corp., Reuters, S&P/J.J. Kenny, Telerate, Trepp Pricing and Wood Gundy.

         "Redemption Price" has the meaning set forth in paragraph 3(a) of
Article II hereof, and for the purposes of these Articles Supplementary shall have a correlative meaning with respect to any other class or series of Preferred Stock.

         "S&P" means Standard & Poor's Ratings Services, or its successors at law.

         "Series B Preferred Stock" means the [__]% SERIES B Cumulative Preferred Stock, par value $.001 per share, of the Corporation.

         "Series B Asset Coverage Cure Date" means, with respect to the failure by the Corporation to maintain Asset Coverage (as required by paragraph 5(a)(i) of Article II hereof) as of the last Business Day of each March, June, September and December of each year, 60 days following such Business Day.

         "Short-Term Money Market Instruments" means the following types of instruments if, on the date of purchase or other acquisition thereof by the Corporation, the remaining term to maturity thereof is not in excess of 180 days:

         (i) commercial paper rated A-1 if such commercial paper matures in 30 days or A-1+ if such commercial paper matures in over 30 days;

         (ii) demand or time deposits in, and banker's acceptances and certificates of deposit of (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia);

         (iii)    overnight funds; and

         (iv)     U.S. Government Obligations.

         "U.S. Government Obligations" means direct obligations of the United States or by its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

         "Valuation Date" means the last Business Day of each month, or such other date as the Corporation and Moody's may agree to for purposes of determining the Basic Maintenance Amount.

         "Voting Period" shall have the meaning set forth in paragraph 4(b) of
Article II hereof.

                                  ARTICLE II

                            SERIES B PREFERRED STOCK

         1. Dividends.

         (a) Holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cumulative cash dividends at the rate of [__]% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months) of the Liquidation Preference on the Series B Preferred Stock and no more, payable quarterly on March 26th, June 26th, September 26th and December 26th in each year (each a "Dividend Payment Date") commencing [__], 2003 (or, if any such day is not a Business Day, then on the next succeeding Business
Day) to holders of record of Series B Preferred Stock as they appear on the stock register of the Corporation at the close of business on the fifth preceding Business Day in preference to dividends on shares of Common Stock and any other capital stock of the Corporation ranking junior to the Series B Preferred Stock in payment of dividends. Dividends on shares of Series B Preferred Stock shall accumulate from the date on which such shares are originally issued; provided, however, that with respect to any shares of Series B Preferred Stock issued within 30 days of the Date of Original Issue, dividends on such shares shall accumulate from such Date of Original Issue. Each period beginning on and including a Dividend Payment Date (or the Date of Original Issue, in the case of the first dividend period after issuance of such shares) and ending on but excluding the next succeeding Dividend Payment Date is referred to herein as a "Dividend Period." Dividends on account of arrears for any past Dividend Period or in connection with the redemption of Series B Preferred Stock may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date not exceeding 30 days preceding the payment date thereof as shall be fixed by the Board of Directors.

         (b) (i) No full dividends shall be declared or paid on shares of Series B Preferred Stock for any Dividend Period or part thereof unless full cumulative dividends due through the most recent Dividend Payment Dates therefor for all series of Preferred Stock of the Corporation ranking on a parity with the Series B Preferred Stock as to the payment of dividends have been or contemporaneously are declared and paid through the most recent Dividend Payment Dates therefor. If full cumulative dividends due have not been paid on all Outstanding shares of such Preferred Stock, any dividends being paid on such shares of Preferred Stock (including the Series B Preferred Stock) will be paid as nearly pro rata as possible in proportion to the respective amounts of dividends accumulated but unpaid on each such series of Preferred Stock on the relevant Dividend Payment Date. No holders of shares of Series B Preferred Stock shall be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends as provided in this paragraph 1(b)(i) on shares of Series B Preferred Stock. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payments on any shares of Series B Preferred Stock that may be in arrears.

                  (ii) For so long as shares of Series B Preferred Stock are Outstanding, the Corporation shall not pay any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Stock or other stock, if any, ranking junior to the Series B Preferred Stock as to dividends and upon liquidation) in respect of the Common Stock or any other stock of the Corporation ranking junior to the Series B Preferred Stock as to dividends and upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of Common Stock or any other stock of the Corporation ranking junior to the Series B Preferred Stock as to dividends and upon liquidation (except by conversion into or exchange for stock of the Corporation ranking junior to the Series B Preferred Stock as to dividends and upon liquidation), unless, in each case, (A) immediately thereafter, the aggregate Adjusted Value of the Corporation's Moody's Eligible Assets shall equal or exceed the Basic Maintenance Amount and the Corporation shall have Asset Coverage, (B) all cumulative dividends on all shares of Series B Preferred Stock due on or prior to the date of the transaction have been declared and paid (or shall have been declared and sufficient funds for the payment thereof deposited with the applicable Dividend-Disbursing Agent) and
(C) the Corporation has redeemed the full number of shares of Series B Preferred Stock to be redeemed mandatorily pursuant to any provision contained herein for mandatory redemption.

                  (iii) Any dividend payment made on the shares of Series B Preferred Stock shall first be credited against the dividends accumulated with respect to the earliest Dividend Period for which dividends have not been paid.

         (c) Not later than the Business Day immediately preceding each Dividend Payment Date, the Corporation shall deposit with the Dividend-Disbursing Agent Deposit Assets having an initial combined value sufficient to pay the dividends that are payable on such Dividend Payment Date, which Deposit Assets shall mature on or prior to such Dividend Payment Date. The Corporation may direct the Dividend-Disbursing Agent with respect to the investment of any such Deposit Assets, provided that such investment consists exclusively of Deposit Assets and provided further that the proceeds of any such investment will be available at the opening of business on such Dividend Payment Date.

         2. Liquidation Rights.

         (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of shares of Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, after satisfying claims of creditors but before any distribution or payment shall be made in respect of the Common Stock or any other stock of the Corporation ranking junior to the Series B Preferred Stock as to liquidation payments, a liquidation distribution in the amount of $25.00 per share (the "Liquidation Preference"), plus an amount equal to all unpaid dividends accumulated to and including the date fixed for such distribution or payment (whether or not earned or declared by the Corporation, but excluding interest thereon), and such holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up.

         (b) If, upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution among the holders of all Outstanding shares of Series B Preferred Stock, and any other Outstanding shares of a class or series of Preferred Stock of the Corporation ranking on a parity with the Series B Preferred Stock as to payment upon liquidation, shall be insufficient to permit the payment in full to such holders of Series B Preferred Stock of the Liquidation Preference plus accumulated and unpaid dividends and the amounts due upon liquidation with respect to such other Preferred Stock, then such available assets shall be distributed among the holders of shares of Series B Preferred Stock and such other Preferred Stock ratably in proportion to the respective preferential amounts to which they are entitled. Unless and until the Liquidation Preference plus accumulated and unpaid dividends has been paid in full to the holders of shares of Series B Preferred Stock, no dividends or distributions will be made to holders of the Common Stock or any other stock of the Corporation ranking junior to the Series B Preferred Stock as to liquidation.

         3. Redemption.

         Shares of the Series B Preferred Stock shall be redeemed by the Corporation as provided below:

         (a) Mandatory Redemptions.

         If the Corporation is required to redeem any shares of Preferred Stock (which may include Series B Preferred Stock) pursuant to paragraphs 5(b) or 5(c) of Article II hereof, then the Corporation shall, to the extent permitted by the 1940 Act and Maryland law, by the close of business on such Series B Asset Coverage Cure Date or Basic Maintenance Amount Cure Date (herein collectively referred to as a "Cure Date"), as the case may be, fix a redemption date and proceed to redeem shares as set forth in paragraph 3(c) hereof. On such redemption date, the Corporation shall redeem, out of funds legally available therefor, the number of shares of Preferred Stock, which, to the extent permitted by the 1940 Act and Maryland law, at the option of the Corporation may include any proportion of Series B Preferred Stock or any other series of Preferred Stock, equal to the minimum number of shares the redemption of which, if such redemption had occurred immediately prior to the opening of business on such Cure Date, would have resulted in the Corporation having Asset Coverage or an Adjusted Value of its Moody's Eligible Assets equal to or greater than the Basic Maintenance Amount, as the case may be, immediately prior to the opening of business on such Cure Date or, if Asset Coverage or an Adjusted Value of its Eligible Assets equal to or greater than the Basic Maintenance Amount, as the case may be, cannot be so restored, all of the Outstanding shares of Series B Preferred Stock, at a price equal to $25.00 per share plus accumulated but unpaid dividends (whether or not earned or declared by the Corporation) through the date of redemption (the "Redemption Price"). In the event that shares of Preferred Stock are redeemed pursuant to paragraphs 5(b) or 5(c) of Article II hereof, the Corporation may, but is not required to, redeem a sufficient number of shares of Series B Preferred Stock pursuant to this paragraph 3(a) which, when aggregated with other shares of Preferred Stock redeemed by the Corporation, permits the Corporation to have with respect to the shares of Preferred Stock (including the Series B Preferred Stock) remaining Outstanding after such redemption (i) Asset Coverage of as much as 220% and (ii) Moody's Eligible Assets with Adjusted Value of as great as 110% of the Basic Maintenance Amount. In the event that all of the shares of Series B Preferred Stock then Outstanding are required to be redeemed pursuant to paragraph 5 of Article II hereof, the Corporation shall redeem such shares at the Redemption Price and proceed to do so as set forth in paragraph 3(c) hereof.

         (b) Optional Redemptions.

         Prior to [__], 2008, the shares of Series B Preferred Stock are not subject to optional redemption by the Corporation unless such redemption is necessary, in the judgment of the Board of Directors, to maintain the Corporation's status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. Commencing [__], 2008 and thereafter, and prior thereto to the extent necessary to maintain the Corporation's status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, to the extent permitted by the 1940 Act and Maryland law, the Corporation may at any time upon Notice of Redemption redeem the Series B Preferred Stock in whole or in part at the Redemption Price per share, which notice shall specify a redemption date of not fewer than [15 days nor more than 40] days after the date of such notice.

         (c) Procedures for Redemption.

                  (i) If the Corporation shall determine or be required to redeem shares of Series B Preferred Stock pursuant to this paragraph 3, it shall mail a written notice of redemption ("Notice of Redemption") with respect to such redemption by first class mail, postage prepaid, to each holder of the shares to be redeemed at such holder's address as the same appears on the stock books of the Corporation on the close of business on such date as the Board of Directors may determine, which date shall not be earlier than the second Business Day prior to the date upon which such Notice of Redemption is mailed to the holders of Series B Preferred Stock. Each such Notice of Redemption shall state: (A) the redemption date as established by the Board of Directors; (B) the number of shares of Series B Preferred Stock to be redeemed; (C) the CUSIP number(s) of such shares; (D) the Redemption Price; (E) the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the Notice of Redemption shall so state) are to be surrendered for payment in respect of such redemption; (F) that dividends on the shares to be redeemed will cease to accrue on such redemption date; (G) the provisions of this paragraph 3 under which such redemption is made; and (H) in the case of a redemption pursuant to paragraph 3(b), any conditions precedent to such redemption. If fewer than all shares of Series B Preferred Stock held by any holder are to be redeemed, the Notice of Redemption mailed to such holder also shall specify the number or percentage of shares to be redeemed from such holder. No defect in the Notice of Redemption or the mailing thereof shall affect the validity of the redemption proceedings, except as required by applicable law.

                  (ii) If the Corporation shall give a Notice of Redemption, then by the close of business on the Business Day preceding the redemption date specified in the Notice of Redemption (so long as any conditions precedent to such redemption have been met) or, if the Dividend-Disbursing Agent so agrees, another date not later than the redemption date, the Corporation shall (A) deposit with the Dividend-Disbursing Agent Deposit Assets that shall mature on or prior to such redemption date having an initial combined value sufficient to effect the redemption of the shares of Series B Preferred Stock to be redeemed and (B) give the Dividend-Disbursing Agent irrevocable instructions and authority to pay the Redemption Price to the holders of the shares of Series B Preferred Stock called for redemption on the redemption date. The Corporation may direct the Dividend-Disbursing Agent with respect to the investment of any Deposit Assets so deposited provided that the proceeds of any such investment will be available at the opening of business on such redemption date. Upon the date of such deposit (unless the Corporation shall default in making payment of the Redemption Price), all rights of the holders of the shares of Series B Preferred Stock so called for redemption shall cease and terminate except the right of the holders thereof to receive the Redemption Price thereof and such shares shall no longer be deemed Outstanding for any purpose. The Corporation shall be entitled to receive, promptly after the date fixed for redemption any cash in excess of the aggregate Redemption Price of the shares of Series B Preferred Stock called for redemption on such date and any remaining Deposit Assets. Any assets so deposited that are unclaimed at the end of two years from such redemption date shall, to the extent permitted by law, be repaid to the Corporation, after which the holders of the shares of Series B Preferred Stock so called for redemption shall look only to the Corporation for payment of the Redemption Price thereof. The Corporation shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the Deposit Assets so deposited.

                  (iii) On or after the redemption date, each holder of shares of Series B Preferred Stock that are subject to redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in the Notice of Redemption and shall then be entitled to receive the cash Redemption Price, without interest.

                  (iv) In the case of any redemption of less than all of the shares of Series B Preferred Stock pursuant to these Articles Supplementary, such redemption shall be made pro rata from each holder of shares of Series B Preferred Stock in accordance with the respective number of shares held by each such holder on the record date for such redemption.

                  (v) Notwithstanding the other provisions of this paragraph 3, the Corporation shall not redeem shares of Series B Preferred Stock unless all accumulated and unpaid dividends on all Outstanding shares of Series B Preferred Stock and other Preferred Stock ranking on a parity with the Series B Preferred Stock with respect to dividends for all applicable past Dividend Periods (whether or not earned or declared by the Corporation) shall have been or are contemporaneously paid or declared and Deposit Assets for the payment of such dividends shall have been deposited with the Dividend-Disbursing Agent as set forth in paragraph 1(c) of Article II hereof, provided, however, that the foregoing shall not prevent the purchase or acquisition of outstanding shares of Preferred Stock pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to holders of all Outstanding shares of Preferred Stock.

         If the Corporation shall not have funds legally available for the redemption of, or is otherwise unable to redeem, all the shares of the Series B Preferred Stock or other Preferred Stock designated to be redeemed on any redemption date, the Corporation shall redeem on such redemption date the number of shares of Series B Preferred Stock and other Preferred Stock so designated as it shall have legally available funds, or is otherwise able, to redeem ratably on the basis of the Redemption Price from each holder whose shares are to be redeemed, and the remainder of the shares of the Series B Preferred Stock and other Preferred Stock designated to be redeemed shall be redeemed on the earliest practicable date on which the Corporation shall have funds legally available for the redemption of, or is otherwise able to redeem, such shares upon Notice of Redemption.

         4. Voting Rights.

         (a) General.

         Except as otherwise provided by law or as specified in the Charter, each holder of shares of Series B Preferred Stock and any other Preferred Stock shall be entitled to one vote for each share held on each matter submitted to a vote of stockholders of the Corporation, and the holders of Outstanding shares of Preferred Stock, including Series B Preferred Stock, and of shares of Common Stock shall vote together as a single class; provided, however, that at any meeting of the stockholders of the Corporation held for the election of directors, the holders of Outstanding shares of Preferred Stock, including Series B Preferred Stock, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of capital stock of the Corporation, to elect a number of Corporation's directors, such that following the election of directors at the meeting of the stockholders, the Corporation's Board of Directors shall contain two directors elected by the holders of the Outstanding shares of Preferred Stock, including the Series B Preferred Stock. Subject to paragraph 4(b) of Article II hereof, the holders of outstanding shares of capital stock of the Corporation, including the holders of Outstanding shares of Preferred Stock, including the Series B Preferred Stock, voting as a single class, shall elect the balance of the directors.

         (b) Right to Elect Majority of Board of Directors.

         During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period"), the number of directors constituting the Board of Directors shall be automatically increased by the smallest number that, when added to the two directors elected exclusively by the holders of shares of Preferred Stock pursuant to paragraph 4(a) above, would constitute a majority of the Board of Directors as so increased by such smallest number; and the holders of shares of Preferred Stock shall be entitled, voting separately as one class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), to elect such smallest number of additional directors, together with the two directors that such holders are in any event entitled to elect pursuant to paragraph 4(a) above. The Corporation and the Board of Directors shall take all necessary action, including amending the Corporation's by-laws, to effect an increase in the number of directors as described in the preceding sentence. A Voting Period shall commence:

                  (i) if at any time accumulated dividends (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the Outstanding shares of Series B Preferred Stock equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Dividend-Disbursing Agent for the payment of such accumulated dividends; or

                  (ii) if at any time holders of any other shares of Preferred Stock are entitled to elect a majority of the directors of the Corporation under the 1940 Act or Articles Supplementary creating such shares.

         Upon the termination of a Voting Period, the voting rights described in this paragraph 4(b) shall cease, subject always, however, to the reverting of such voting rights in the holders of Preferred Stock upon the further occurrence of any of the events described in this paragraph 4(b).

         (c) Right to Vote with Respect to Certain Other Matters.

         So long as any shares of Series B Preferred Stock are Outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority (as defined in the 1940 Act) of the shares of Preferred Stock Outstanding at the time, voting separately as one class, amend, alter or repeal the provisions of the Charter, whether by merger, consolidation or otherwise, so as to materially adversely affect any of the contract rights expressly set forth in the Charter with respect to holders of shares of Series B Preferred Stock or any other Preferred Stock. To the extent permitted under the 1940 Act, in the event shares of more than one series of Preferred Stock are Outstanding, the Corporation shall not effect any of the actions set forth in the preceding sentence which materially adversely affects the contract rights expressly set forth in the Charter with respect to a holder of shares of a series of Preferred Stock differently than those of a holder of shares of any other series of Preferred Stock without the affirmative vote of the holders of at least a majority of the shares of Preferred Stock of each series materially adversely affected and Outstanding at such time (each such materially adversely affected series voting separately as a class to the extent its rights are affected differently). The Corporation shall notify Moody's ten Business Days prior to any such vote described above. Unless a higher percentage is provided for under the Charter or applicable law, the affirmative vote of the holders of a majority of the Outstanding shares of Preferred Stock, including Series B Preferred Stock, voting together as a single class, will be required to approve any plan of reorganization adversely affecting such shares or any action requiring a vote of security holders under
Section 13(a) of the 1940 Act. For purposes of this paragraph 4(c), the phrase "vote of the holders of a majority of the Outstanding shares of Preferred Stock" (or any like phrase) shall mean, in accordance with Section 2(a)(42) of the 1940 Act, the vote, at the annual or a special meeting of the stockholders of the Corporation duly called (i) of 67 percent or more of the shares of Preferred Stock present at such meeting, if the holders of more than 50 percent of the Outstanding shares of Preferred Stock are present or represented by proxy; or (ii) of more than 50 percent of the Outstanding shares of Preferred Stock, whichever is less. The class vote of holders of shares of Preferred Stock described above will in each case be in addition to a separate vote of the requisite percentage of shares of Common Stock and shares of Preferred Stock, including Series B Preferred Stock, voting together as a single class, necessary to authorize the action in question. An increase in the number of authorized shares of Preferred Stock pursuant to the Charter or the issuance of additional shares of any series of Preferred Stock (including Series B Preferred Stock) pursuant to the Charter shall not in and of itself be considered to adversely affect the contract rights of the holders of Series B Preferred Stock. The provisions of this paragraph 4(c) are subject to the provisions of Paragraph 6 of Article II hereof.

         (d) Voting Procedures.

                  (i) As soon as practicable after the accrual of any right of the holders of shares of Preferred Stock to elect additional directors as described in paragraph 4(b) above, the Corporation shall call a special meeting of such holders and instruct the Dividend-Disbursing Agent to mail a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Corporation fails to send such notice to the Dividend-Disbursing Agent or if the Corporation does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the day on which such notice is mailed or such other date as the Board of Directors shall determine. At any such special meeting and at each meeting held during a Voting Period, such holders of Preferred Stock, voting together as a class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), shall be entitled to elect the number of directors prescribed in paragraph 4(b) above on a one-vote-per-share basis. At any such meeting or adjournment thereof in the absence of a quorum, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting without notice, other than by an announcement at the meeting, to a date not more than 120 days after the original record date.

                  (ii) For purposes of determining any rights of the holders of Series B Preferred Stock to vote on any matter or the number of shares required to constitute a quorum, whether such right is created by these Articles Supplementary, by the other provisions of the Charter, by statute or otherwise, a share of Series B Preferred Stock which is not Outstanding shall not be counted.

                  (iii) The terms of office of all persons who are directors of the Corporation at the time of a special meeting of holders of Preferred Stock, including Series B Preferred Stock, to elect directors shall continue, notwithstanding the election at such meeting by such holders of the number of directors that they are entitled to elect, and the persons so elected by such holders, together with the two incumbent directors elected by the holders of Preferred Stock, including Series B Preferred Stock, and the remaining incumbent directors elected by the holders of the Common Stock and Preferred Stock, shall constitute the duly elected directors of the Corporation.

                  (iv) Upon the expiration of a Voting Period, the terms of office of the additional directors elected by the holders of Preferred Stock pursuant to paragraph 4(b) above shall expire at the earliest time permitted by law, and the remaining directors shall constitute the directors of the Corporation and the voting rights of such holders of Preferred Stock, including Series B Preferred Stock, to elect additional directors pursuant to paragraph 4(b) above shall cease, subject to the provisions of the last sentence of paragraph 4(b). Upon the expiration of the terms of the directors elected by the holders of Preferred Stock pursuant to paragraph 4(b) above, the number of directors shall be automatically reduced to the number and composition of directors on the Board immediately preceding such Voting Period.

         (e) Exclusive Remedy.

         Unless otherwise required by law, the holders of shares of Series B Preferred Stock shall not have any rights or preferences other than those specifically set forth herein. The holders of shares of Series B Preferred Stock shall have no preemptive rights or rights to cumulative voting. In the event that the Corporation fails to pay any dividends on the shares of Series B Preferred Stock, the exclusive remedy of the holders shall be the right to vote for directors pursuant to the provisions of this paragraph 4.

         (f) Notification to Moody's.

         In the event a vote of holders of Series B Preferred Stock is required pursuant to the provisions of Section 13(a) of the 1940 Act, as long as the Series B Preferred Stock is rated by Moody's at the Corporation's request, the Corporation shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify Moody's that such vote is to be taken and the nature of the action with respect to which such vote is to be taken and, not later than ten Business Days after the date on which such vote is taken, notify Moody's of the result of such vote.

         5. Coverage Tests.

         (a) Determination of Compliance.

         For so long as any shares of Series B Preferred Stock are Outstanding, the Corporation shall make the following determinations:

                  (i) Asset Coverage. The Corporation shall have Asset Coverage as of the last Business Day of each March, June, September and December of each year in which any share of Series B Preferred Stock is Outstanding.

                  (ii) Basic Maintenance Amount Requirement.

                      (A) For so long as any shares of Series B Preferred Stock are Outstanding and are rated by Moody's, the Corporation shall maintain, on each Valuation Date, Moody's Eligible Assets having an Adjusted Value at least equal to the Basic Maintenance Amount, each as of such Valuation Date. Upon any failure to maintain Moody's Eligible Assets having an Adjusted Value at least equal to the Basic Maintenance Amount, the Corporation shall use all commercially reasonable efforts to retain Moody's Eligible Assets having an Adjusted Value at least equal to the Basic Maintenance Amount on or prior to the Basic Maintenance Amount Cure Date, by altering the composition of its portfolio or otherwise.

                      (B) The Administrator shall prepare a Basic Maintenance Report relating to each Valuation Date. On or before 5:00 P.M., New York City time, on the fifth Business Day after the first Valuation Date following the Date of Original Issue of the Series B Preferred Stock and after each (1) Annual Valuation Date, (2) Valuation Date on which the Corporation fails to satisfy the requirements of paragraph 5(a)(ii)(A) above, (3) Basic Maintenance Amount Cure Date following a Valuation Date on which the Corporation fails to satisfy the requirements of paragraph 5(a)(ii)(A) above and (4) Valuation Date and any immediately succeeding Business Day on which the Adjusted Value of the Corporation's Moody's Eligible Assets exceeds the Basic Maintenance Amount by 5% or less, the Corporation shall complete and deliver to Moody's a Basic Maintenance Report, which will be deemed to have been delivered to Moody's if Moody's receives a copy or telecopy, telex or other electronic transcription or transmission of the Basic Maintenance Report and on the same day the Corporation mails to Moody's for delivery on the next Business Day the Basic Maintenance Report. A failure by the Corporation to deliver a Basic Maintenance Report under this paragraph 5(a)(ii)(B) shall be deemed to be delivery of a Basic Maintenance Report indicating an Adjusted Value of the Corporation's Moody's Eligible Assets less than the Basic Maintenance Amount, as of the relevant Valuation Date.

                      (C) Within ten Business Days after the date of delivery to Moody's of a Basic Maintenance Report in accordance with paragraph 5(a)(ii)(B) above relating to an Annual Valuation Date, the Corporation shall deliver to Moody's an Accountant's Confirmation relating to such Basic Maintenance Report that was prepared by the Corporation during the quarter ending on such Annual Valuation Date. Also, within ten Business Days after the date of delivery to Moody's of a Basic Maintenance Report in accordance with paragraph 5(a)(ii)(B) above relating to a Valuation Date on which the Corporation fails to satisfy the requirements of paragraph 5(a)(ii)(A) and any Basic Maintenance Amount Cure Date, the Corporation shall deliver to Moody's an Accountant's Confirmation relating to such Basic Maintenance Report.

                      (D) In the event the Adjusted Value of the Corporation's Moody's Eligible Assets shown in any Basic Maintenance Report prepared pursuant to paragraph 5(a)(ii)(B) above is less than the applicable Basic Maintenance Amount, the Corporation shall have until the Basic Maintenance Amount Cure Date to achieve an Adjusted Value of the Corporation's Moody's Eligible Assets at least equal to the Basic Maintenance Amount, and upon such achievement (and not later than such Basic Maintenance Amount Cure Date) the Corporation shall inform Moody's of such achievement in writing by delivery of a revised Basic Maintenance Report showing an Adjusted Value of the Corporation's Moody's Eligible Assets at least equal to the Basic Maintenance Amount as of the date of such revised Basic Maintenance Report.

                      (E) On or before 5:00 P.M., New York City time, on no later than the fifth Business Day after the next Valuation Date following each date on which the Corporation has repurchased more than 1% of its Common Stock since the most recent date of delivery of a Basic Maintenance Report, the Corporation shall complete and deliver to Moody's a Basic Maintenance Report. A Basic Maintenance Report delivered as provided in paragraph 5(a)(ii)(B) above also shall be deemed to have been delivered pursuant to this paragraph 5(a)(ii)(E).

         (b) Failure to Meet Asset Coverage.

         If the Corporation fails to have Asset Coverage as provided in paragraph 5(a)(i) hereof and such failure is not cured as of the related Series B Asset Coverage Cure Date, (i) the Corporation shall give a Notice of Redemption as described in paragraph 3 of Article II hereof with respect to the redemption of a sufficient number of shares of Preferred Stock, which at the Corporation's determination (to the extent permitted by the 1940 Act and Maryland law) may include any proportion of Series B Preferred Stock, to enable it to meet the requirements of paragraph 5(a)(i) above, and, at the Corporation's discretion, such additional number of shares of Series B Preferred Stock or other Preferred Stock in order that the Corporation have Asset Coverage with respect to the shares of Series B Preferred Stock and any other Preferred Stock remaining Outstanding after such redemption as great as 220%, and (ii) deposit with the Dividend-Disbursing Agent Deposit Securities having an initial combined value sufficient to effect the redemption of the shares of Series B Preferred Stock or other Preferred Stock to be redeemed, as contemplated by paragraph 3(a) of Article II hereof.

         (c) Failure to Maintain Moody's Eligible Assets having an Adjusted Value at Least Equal to the Basic Maintenance Amount.

         If the Corporation fails to have Moody's Eligible Assets having an Adjusted Value at least equal to the Basic Maintenance Amount as provided in paragraph 5(a)(ii)(A) above and such failure is not cured, the Corporation shall, on or prior to the Basic Maintenance Amount Cure Date, (i) give a Notice of Redemption as described in paragraph 3 of Article II hereof with respect to the redemption of a sufficient number of shares of Series B Preferred Stock or other Preferred Stock to enable it to meet the requirements of paragraph 5(a)(ii)(A) above, and, at the Corporation's discretion, such additional number of shares of Series B Preferred Stock or other Preferred Stock in order that the Corporation have Adjusted Assets with respect to the remaining shares of Series B Preferred Stock and any other Preferred Stock remaining Outstanding after such redemption as great as 110% of the Basic Maintenance Amount, and (ii) deposit with the Dividend-Disbursing Agent Deposit Assets having an initial combined value sufficient to effect the redemption of the shares of Series B Preferred Stock or other Preferred Stock to be redeemed, as contemplated by paragraph 3(a) of Article II hereof.

         (d) Status of Shares Called for Redemption.

         For purposes of determining whether the requirements of paragraphs 5(a)(i) and 5(a)(ii)(A) hereof are satisfied, (i) no share of the Series B Preferred Stock shall be deemed to be Outstanding for purposes of any computation if, prior to or concurrently with such determination, sufficient Deposit Assets to pay the full Redemption Price for such share shall have been deposited in trust with the Dividend-Disbursing Agent (or applicable paying agent) and the requisite Notice of Redemption shall have been given, and (ii) such Deposit Assets deposited with the Dividend-Disbursing Agent (or paying agent) shall not be included.

         6. Certain Other Restrictions.

         (a) For so long as the Series B Preferred Stock is rated by Moody's at the request of the Corporation, the Corporation will not, and will cause the Adviser not to, (i) knowingly and willfully purchase or sell any asset for the specific purpose of causing, and with the actual knowledge that the effect of such purchase or sale will be to cause, the Corporation to have Moody's Eligible Assets having an Adjusted Value as of the date of such purchase or sale to be less than the Basic Maintenance Amount as of such date, (ii) in the event that, as of the immediately preceding Valuation Date, the Adjusted Value of the Corporation's Moody's Eligible Assets exceeded the Basic Maintenance Amount by 5% or less, alter the composition of the Corporation's assets in a manner reasonably expected to reduce the Adjusted Value of the Corporation's Moody's Eligible Assets, unless the Corporation shall have confirmed that, after giving effect to such alteration, the Adjusted Value of the Corporation's Moody's Eligible Assets exceeded the Basic Maintenance Amount or (iii) declare or pay any dividend or other distribution on any shares of Common Stock or repurchase any shares of Common Stock, unless the Corporation shall have confirmed that, after giving effect to such declaration, other distribution or repurchase, the Corporation continued to satisfy the requirements of paragraph 5(a)(ii)(A) of Article II hereof.

         (b) For so long as the Series B Preferred Stock is rated by Moody's at the request of the Corporation, unless the Corporation shall have received written confirmation from Moody's, the Corporation may engage in the lending of its portfolio securities only in an amount of up to 5% of the Corporation's total assets, provided that the Corporation receives cash collateral for such loaned securities which is maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities and, if invested, is invested only in Short-Term Money Market Investments or in money market mutual funds meeting the requirements of Rule 2a-7 under the 1940 Act that maintain a constant $1.00 per share net asset value and treat the loaned securities rather than the collateral as the assets of the Corporation for purposes of determining compliance with Article 5 hereof.

         (c) For so long as the Series B Preferred Stock is rated by Moody's at the request of the Corporation, the Corporation shall not consolidate the Corporation with, merge the Corporation into, sell or otherwise transfer all or substantially all of the Corporation's assets to another Person or adopt a plan of liquidation of the Corporation, in each case without providing prior written notification to Moody's.

                  7. Limitation on Incurrence of Additional Indebtedness and Issuance of Additional Preferred Stock

         (a) So long as any shares of Series B Preferred Stock are Outstanding, subject to any limitations set forth in the Corporation's fundamental investment restrictions, the Corporation may issue and sell one or more series of a class of senior securities of the Corporation representing indebtedness under Section 18 of the 1940 Act and/or otherwise create or incur indebtedness, provided that immediately after giving effect to the incurrence of such indebtedness and to its receipt and application of the proceeds thereof, the Corporation shall have an "asset coverage" for all senior securities representing indebtedness, as defined in Section 18(h) of the 1940 Act, of at least 300% of the amount of all indebtedness of the Corporation then Outstanding and no such additional indebtedness shall have any preference or priority over any other indebtedness of the Corporation upon the distribution of the assets of the Corporation or in respect of the payment of interest. Any possible liability resulting from lending and/or borrowing portfolio securities, entering into reverse repurchase agreements, entering into futures contracts and writing options, to the extent such transactions are made in accordance with the investment restrictions of the Corporation then in effect, shall not be considered to be indebtedness limited by this paragraph 7(a).

         (b) So long as any shares of Series B Preferred Stock are Outstanding, the Corporation may issue and sell shares of one or more other series of Preferred Stock constituting a series of a class of senior securities of the Corporation representing stock under Section 18 of the 1940 Act in addition to the shares of Series B Preferred Stock, provided that (i) the Corporation shall, immediately after giving effect to the issuance of such additional Preferred Stock and to its receipt and application of the proceeds thereof, including, without limitation, to the redemption of Preferred Stock for which a Redemption Notice has been mailed prior to such issuance, have an "asset coverage" for all senior securities which are stock, as defined in Section 18(h) of the 1940 Act, of at least 200% of the sum of the liquidation preference of the shares of Series B Preferred Stock and all other Preferred Stock of the Corporation then Outstanding, and (ii) no such additional Preferred Stock shall have any preference or priority over any other Preferred Stock of the Corporation upon the distribution of the assets of the Corporation or in respect of the payment of dividends.

                                  ARTICLE III

       ABILITY OF BOARD OF DIRECTORS TO MODIFY THE ARTICLES SUPPLEMENTARY

         The calculation of Adjusted Value, Basic Maintenance Amount and the elements of each of them and the definitions of such terms and elements may be modified by action of the Board of Directors without further action by the stockholders if the Board of Directors determines that such modification is necessary to prevent a reduction in rating of the shares of Preferred Stock by Moody's or is in the best interests of the holders of shares of Common Stock and is not adverse to the holders of Preferred Stock in view of advice to the Corporation by Moody's that such modification would not adversely affect its then-current rating of the shares of Series B Preferred Stock. To the extent the Corporation is unable to obtain an opinion of counsel to the effect that operation of the foregoing sentence is enforceable in the circumstances then obtaining, the calculation of Adjusted Value, Basic Maintenance Amount and the elements of each of them and the definitions of such terms and the elements thereof shall be adjusted from time to time without further action by the Board of Directors and the stockholders only to reflect changes made thereto independently by Moody's (if Moody's is then rating the Series B Preferred Stock at the request of the Corporation) if Moody's has advised the Corporation in writing separately (a) of such adjustments and (b) that the revised calculation definition would not cause Moody's to reduce or withdraw its then-current rating of the shares of Series B Preferred Stock. The adjustments contemplated by the preceding sentence shall be made effective upon the time the Corporation receives the notice from Moody's to the effect specified in clause (b) of the preceding sentence. Any such modification may be rescinded or further modified by action of the Board of Directors and the stockholders.

         Notwithstanding the provisions of the preceding paragraph, to the extent permitted by law, the Board of Directors, without the vote of the holders of the Series B Preferred Stock or any other capital stock of the Corporation, may amend the provisions of these Articles Supplementary to resolve any inconsistency or ambiguity or to remedy any formal defect so long as the amendment does not materially adversely affect any of the contract rights of holders of shares of the Series B Preferred Stock or any other capital stock of the Corporation or adversely affect the then-current rating on the Series B Preferred Stock by Moody's.

         IN WITNESS WHEREOF, The Gabelli Global Multimedia Trust Inc. has caused these presents to be signed in its name and on its behalf by a duly authorized officer, and its corporate seal to be hereunto affixed and attested by its Secretary, and the said officers of the Corporation further acknowledge said instrument to be the corporate act of the Corporation, and state that to the best of their knowledge, information and belief under penalty of perjury the matters and facts herein set forth with respect to approval are true in all material respects, all on [__], 2003.

                         By __________________________
                            Name:
                            Title:

Attest:

______________________
Name:
Title: